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                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  (X)
Filed by a Party other than the Registrant   ( )

Check the appropriate box:

( ) Preliminary Information Statement    ( ) Confidential, for Use of the
(X) Definitive Information Statement         Commission Only as permitted by
                                             Rule 14c-6(e)(2)

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                                EQ ADVISORS TRUST

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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)      No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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( )      Fee paid with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:



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            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                                EQ ADVISORS TRUST

                     SUPPLEMENT DATED AUGUST 8, 2002 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                                DATED MAY 1, 2002
                                       AND
                              INFORMATION STATEMENT

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                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-dated Prospectus and Statement of Additional Information of EQ Advisors Trust ("Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about an additional investment adviser for the EQ/High Yield Portfolio ("Portfolio").

The Equitable Life Assurance Society of the United States ("Equitable") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares and are located at 1290 Avenue of the Americas, New York, NY 10104. Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the SEC to permit it and the Trust's Board of Trustees to select and replace Advisers and to amend the advisory agreements between Equitable and the Advisers without obtaining shareholder approval. Accordingly, Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on July 10, 2002, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) ("Independent Trustees"), unanimously approved the Manager's proposal to convert the Portfolio into a multi-adviser portfolio and to select and appoint Pacific Investment Management Company LLC ("PIMCO"), to serve as an additional Adviser for the Portfolio. The Portfolio's current Adviser, Alliance Capital Management, L.P. ("Alliance Capital"), independently chooses and maintains varying portions of the Portfolio's assets in a diversified mix of bonds that are rated below investment grade (so-called "junk bonds"), which generally involve greater volatility of principal and income than high-quality fixed income securities. Alliance Capital has served as the sole adviser for the Portfolio since its inception and will continue to manage a portion of the Portfolio.

In approving PIMCO as an additional Adviser for the Portfolio, the Board of Trustees considered certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by PIMCO, including the credentials and investment experience of its officers and employees; (ii) PIMCO's investment approach; (iii) the structure of PIMCO and its ability to provide services to the Portfolio, based on both its financial condition as well as its performance records; (iv) a comparison of PIMCO's advisory fee with those of other potential Advisers; and (v) indirect costs and benefits of PIMCO serving as Adviser to the Portfolio. In connection with this consideration, the Board of Trustees determined that the Investment Advisory Agreement between the Manager and PIMCO with respect to the Portfolio was in the best interests of the Portfolio and its shareholders. As a result of the Board of Trustees' determination, effective July 15, 2002, PIMCO became an Adviser to the Portfolio. For its services to the Portfolio, PIMCO receives an advisory fee based on the Allocated Portion of the Portfolio advised by PIMCO ("PIMCO Allocated Portion") as follows: 0.250% of the Allocated Portion's

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average daily net assets. The management fee for the Portfolio will not change as a result of adding PIMCO as an Adviser to the Portfolio. For other comparable portfolios, PIMCO receives advisory fees at an annual rate that range from 0.500% with breakpoints down to 0.300%. Most of the comparable sub-advisory funds, however, feature a flat 0.250% advisory fee per annum.

It is anticipated that at least 80% of the Portfolio's assets allocated to PIMCO ("PIMCO Allocated Portion") will be invested in a diversified portfolio of high yield securities rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The remainder of the PIMCO Allocated Portion may be invested in investment grade fixed income instruments. It is anticipated that the average duration of the PIMCO Allocated Portion normally will vary within a two to six-year time frame based on PIMCO's forecast for interest rates. The PIMCO Allocated Portion may invest up to 15% of its assets in euro-denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. It is anticipated that the PIMCO Allocated Portion will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates. In addition, the PIMCO Allocated Portion may invest up to 25% of its assets in options, futures, contracts or swap agreements (including long and short credit default swaps). The PIMCO Allocated Portion also may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls, which may involve the use of leverage). The "total return" sought by the PIMCO Allocated Portion consists of income earned on the PIMCO Allocated Portion's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security. The principal risks of investing in the Portfolio are listed in the Trust Prospectus under the heading "The Principal Risks." These risks are discussed in more detail under the heading "More Information on Principal Risks" in the Trust Prospectus.

The day-to-day investments for the PIMCO Allocated Portion will be made by a team led by Raymond Kennedy, a Managing Director at PIMCO. Mr. Kennedy joined PIMCO in 1996 as a Portfolio Manager and prior to that time, he was associated with Prudential Insurance Company of America as a private placement asset manager.

Equitable allocates the assets of the Portfolio and will allocate all daily cash inflows (share purchases) and outflows (redemption and expense items) between the advisers. Equitable reviews the asset allocation of the Portfolio on a periodic basis and reserves the right to reallocate assets from one adviser to another, subject to the oversight of the Board, when it would be in the best interests of the Portfolio and its shareholders. In some instances, the effect of the reallocation will be to shift assets from a better performing adviser to another adviser.

The agreement between Equitable and PIMCO for the Portfolio provides that it will remain in effect for an initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to Equitable and PIMCO, or by Equitable or PIMCO on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Equitable and the Trust is assigned or terminated for any other reason.

The agreement also generally provides that PIMCO will not be liable for any losses, claims, damages, liabilities or litigation incurred by Equitable or the Trust as a result of any error of judgment or mistake of law by PIMCO with respect to the Portfolio, except that nothing in the agreement limits PIMCO's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the PIMCO Allocated Portion, if such statement or omission was made in reliance upon information furnished by PIMCO to Equitable or the Trust.

PIMCO is located at 840 Newport Center, Newport Beach, California. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to

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mutual funds. PIMCO is a subsidiary of PIMCO Advisors LP ("PIMCO Advisers"), a
Delaware limited partnership whose sole general partner is Allianz-PacLife Partners, LLC. Allianz-PacLife Partners LLC is a Delaware limited liability company with two members, PIMCO Holding LLC and Pacific Asset Management LLC. The sole member of PIMCO Holding LLC is Allianz GP Sub LLC. Allianz GP Sub LLC is a wholly owned subsidiary of Allianz of America, Inc. who is wholly owned by Allianz AG. Pacific Asset Management LLC is a wholly owned subsidiary of Pacific Mutual Holding Company. Allianz AG, indirectly holds a controlling interest in PIMCO Advisors and is a European-based, multi-national insurance and financial services holding company. Pacific Life Insurance Company holds an indirect equity interest in PIMCO Advisors and is a California-based insurance company. As of March 31, 2002, PIMCO had approximately $253.8 billion in assets under management.

The Chief Executive Officer of PIMCO is William S. Thompson, the Chief Investment Officer of PIMCO is William H. Gross and the Chief Operating Officer of PIMCO is Richard MacCoy Weil. The Managing Directors of PIMCO are: William R. Benz, Richard B. Harris, William C. Powers, William S. Thompson, Mohamed Elerian, Brent L. Holden, Margaret E. Isberg, James F. Muzzy, John L. Hague, Lee
R. Thomas, Robert Burns, Chris P. Dialynas, Pasi Hamalaninen, Ernest L. Schmider, Benjamin Trosky, Raymond G. Kennedy and James M. Keller. The address for each of the foregoing is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.

Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust's shares as of July 1, 2002. Equitable is organized as a New York stock life insurance company and is a wholly-owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of July 1, 2002, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the Portfolio's beneficial interest and no Contractowner owned Contracts entitling such persons to give voting instructions regarding more than 5% of the outstanding shares of the Portfolio.


           A COPY OF THE TRUST'S 2002 SEMI-ANNUAL REPORT IS ATTACHED.

    PLEASE WRITE TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                  FOR A COPY OF THE TRUST'S 2001 ANNUAL REPORT